Exhibit 23



  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in the Form 10-K, into the Company's previously filed Form S-3 Registration Statements (Registration No. 2-90732 and No. 33-64687) and previously filed Form S-8 Registration Statement (Registration No. 333-03839).


  /s/Arthur Andersen LLP

  Kansas City, Missouri,
  March 31, 1997